Exhibit 10.5.25
Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino OpCo, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.Subscriber wishes to transfer eighty (80) Premium Operators (collectively, the “Transferred Subscription Services”) from Org ID 00DG0000000h5Do to Org ID Org ID 00D3k000000uAXY. The transfer of the Transferred Subscription Services shall occur as soon as practicable following the Amendment Effective Date (the actual date of transfer, the “Transfer Date”). Accordingly, commencing on the Transfer Date: (i) Attachment A to the Agreement will be amended to reflect the transfer of the Transferred Subscription Services into Subscriber’s Org ID 00D3k000000uAXY, and (ii) Subscriber will have access to the Transferred Subscription Services in Subscriber’s Org ID 00D3k000000uAXY. Any Fees in Subscriber’s Org ID 00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended accordingly to cover the cost of the Transferred Subscription Services. Subscriber agrees and acknowledges that a single user subscription cannot access more than one org (i.e., if a Subscriber employee requires access to both the 0DG0000000h5Do Org and the 00D3k000000uAXY Org, two (2) user subscriptions will be required).

2.Subscriber wishes to make changes to the Subscription Services as set forth in Exhibit B below, which are to reduce certain Subscription Services (the “Reduced Subscription Services”), following the migration Section forth in Section 1 above, and purchase access and use rights for additional Subscription Services (the “Additional Subscription Services”, and collectively with the Reduced Subscription Services, the “Amended Subscription Services”). Accordingly, commencing on the Amendment Effective Date: (i) Attachment A to the Agreement shall be amended to reflect the Amended Subscription Services as set forth in Exhibit A, and (ii) Subscriber will (a) no longer have access to the Reduced Subscription Services in Subscriber’s Org ID ID00D3k000000uAXY, and (b) have access to the Additional Subscription Services in Subscriber’s Org ID ID00D3k000000uAXY in accordance with the Activation Schedule set forth below. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of Subscriber’s Org ID ID00D3k000000uAXY. Any Fees in Subscriber’s Org Id ID00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended to cover the cost of the Additional Subscription Services.

Exhibit A – Org ID ID00D3k000000uAXY
The Subscription Services in Subscriber’s Org ID ID00D3k000000uAXY are hereby amended as follows following the migration of Operators in accordance with Section 1 of this Amendment:

Product	Quantity	Price	Annual Subscription Fees
nCino Premium Seat	-80 Operators	$130/Operator/Month	-$124,800
nCino Premium Seat FSC	+83 Operators	$145/Operator/Month	$144,420
nCino Standard Seat	+179 Operators	$132/Operator/Month	$283,536

Activation Schedule
Operators in Subscriber’s Org ID ID00D3k000000uAXY shown in Exhibit A above shall be activated on the Activation Dates listed in the Activation Schedule below.  Invoices for the Operators activated will be issued as of the Activation Dates noted, pro-rated as applicable for the initial year of activation to align with the anniversary of the Initial Activation Date, and then as of the anniversary of the Initial Activation Date thereafter.

# Of Operators & Activation Dates

Product	As Soon As Practicable	3/20/2023	4/10/2023	Total
nCino Standard Seat	112	22	45	179
nCino Premium Seat FSC	40	2	41	83

3.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Gregory D. Orenstein	Signature: /s/ Renato Derraik
Name: Gregory D. Orenstein	Name: Renato Derraik
Title: Chief Financial Officer	Title: Chief Information and Digital Officer
Date: 1/30/2023	Date: 1/30/2023